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                                                                    Exhibit 21.1

CARRAMERICA REALTY GP HOLDINGS, INC.               DE

CARRAMERICA REALTY LP HOLDINGS, INC.               DE

CARRAMERICA REALTY SERVICES, INC.                  DE

CARR REDMOND CORPORATION                           DE

CARR PARKWAY NORTH I CORPORATION                   DE

CARRAMERICA DEVELOPMENT, INC.                      DE

CARRAMERICA URBAN DEVELOPMENT, INC.                DE

CDC TEXAS HOLDINGS, INC.                           DE

CDC TEXAS LP HOLDINGS, INC.                        DE

CARR REAL ESTATE SERVICES, INC.                    DE

CARR REALTY, L.P.                                  DE

CARRAMERICA REALTY, L.P.                           DE

CARR DEVELOPMENT & CONSTRUCTION, L.P.              DE

SQUARE 24 ASSOCIATES                               DC

1747 PENNSYLVANIA AVENUE ASSOCIATES, L.P.          DE

CARR REAL ESTATE SERVICES, L.L.C.                  DE

CARRAMERICA U.S. WEST, LLC                         DE

CARRAMERICA TECHMART, L.L.C.                       DE

PALOMAR OAKS, L.L.C.                               DE

1201 F STREET, L.L.C.                              DE

1717 PENNSYLVANIA AVENUE, L.L.C.                   DE

CARR REAL ESTATE SERVICES PARTNERSHIP.             DE

CAPITOL 50 ASSOCIATES                              DC

SQUARE 50 ASSOICATES                               DC

WCM/CARR 135-302                                   WA